UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 20, 2013, Federal-Mogul Corporation (the “Company”) announced that due to volatile market conditions, the Company intends to defer its refinancing activities. In addition, the Company has extended the expiration date of its rights offering to July 1, 2013 and will permit rights holders to elect to withdraw the exercise of any previously exercised subscription rights. The Company has filed an amendment to its prospectus supplement, dated June 7, 2013, with the Securities and Exchange Commission (the “SEC”) setting forth additional information regarding the extension of the rights offering and withdrawal rights. A copy of the press release relating to these matters is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The rights offering is being made pursuant to a shelf registration statement on Form S-3 that was previously filed with the SEC and became effective on May 1, 2013. The rights offering is being made solely by means of the prospectus and prospectus supplement, as amended, that was filed with the SEC on June 7, 2013. Additional information regarding the rights offering is set forth in the prospectus supplement, as amended, that was filed with the SEC on June 7, 2013.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release, dated June 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation
(Registrant)

Date: June 20, 2013

	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated June 20, 2013

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